                                                            Exhibit No. EX-32.1.

     CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
       PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION
                     906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18  U.S.C. § 1350,  as created by Section 906 of the  Sarbanes-Oxley
Act of  2002,  the  undersigned  officer  of  Sovereign  Exploration  Associates
International,   Inc.  (the  "Company")  hereby  certifies,  to  such  officer's knowledge, that:

     (i) The  accompanying  Quarterly Report on Form 10-Q of the Company for the
quarter  ended  September  30,  2006  (the  "Report")  fully  complies  with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities
Exchange Act of 1934, as amended; and

     (ii) The  information  contained  in the  Report  fairly  presents,  in all material  respects,  the  financial  condition  and results of operations of the
Company.

Dated:   November 21, 2006

                                      /s/Robert D. Baca
                                      Robert D. Baca
                                      President, Chief Executive Officer, and
                                      Chief Financial Officer